                                 EXHIBIT 10.9



                              SUBLEASE AGREEMENT

                                   SUBLEASE

     THIS SUBLEASE is made as of November 13, 2000, between STS CORPORATION, A FLORIDA CORPORATION, having an office at 325 West 74th Place, Hialeah, Florida 33014 ("Sublandlord"), and FLOUR CITY ARCHITECTURAL METALS MANUFACTURING CO., ("Subtenant").


                                   RECITALS

     A. WARECO ENTERPRISES, INC., as Landlord ("Landlord"), and STS CORPORATION, a Florida corporation, as Tenant ("Sublandlord"), have entered into that certain Lease Agreement dated December 23, 1998 (the "Master Lease"), whereby Landlord leased to Sublandlord and Sublandlord leased from Landlord the property located at 16311 N.W. 52 Avenue, Miami, Florida, consisting of approximately 59,000 square feet of office/warehouse space ("Building") together with the land ("Land") (hereinafter the Building and Land are collectively referred to as the "Premises"), together with all improvements therein and thereon belonging or pertaining to the Premises, including all rights, privileges, easements and appurtenances belonging or pertaining thereto. The Master Lease, as modified and/or amended from time to time in the future, is referred to in this Sublease as the "Lease".

     B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to hire from Sublandlord, a portion of the Premises as more particularly described in this Sublease upon the terms and conditions described in this Sublease.


                                     TERMS

     In consideration of the mutual covenants and promises contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Sublandlord and Subtenant, Sublandlord and Subtenant agree as follows:

     1. RECITALS. The foregoing recitals are true and are made a part of this Sublease.

     2. DEFINED TERMS. Unless otherwise defined in this Sublease or unless the context requires otherwise, all capitalized terms used in this Sublease shall have the meanings ascribed to them in the Lease.

     3. DEMISE. Sublandlord hereby leases to Subtenant, and Subtenant hereby hires from Sublandlord, those certain premises (the "Subleased Premises") consisting of 59,000 square feet of warehouse space located at 16311 N.W. 52 Avenue, Miami, Florida as more particularly depicted on Exhibit A attached to and made a part of this Sublease.

     4. ACCEPTANCE OF SUBLEASED PREMISES. Subtenant hereby accepts the Subleased Premises in its "as is" condition except as set forth in Paragraph 31 of this Sublease.

     5. CERTIFICATE OF OCCUPANCY. Prior to the Commencement Date, as hereinafter defined, Subtenant shall obtain, at its own cost and expense, any and all permits, licenses, and/or certificates, of any kind or nature, from any and all authorities having jurisdiction over the Subleased Premises, necessary or required for the occupancy and use of the Subleased Premises as provided for in this Sublease.

     6. TERM. The term of this Sublease shall be for the period of Twenty Five (25) Months ("Initial Term"), commencing on December 1, 2000
("Commencement Date") and ending on December 31, 2002 (the "Expiration Date").

     7. BASE RENT. Subtenant shall pay a base rent (the "Base Rent") under this Sublease due hereunder in the sum of Six Hundred Twenty Two Thousand Nine Hundred Forty One and 71/100 ($622,941.71) Dollars, payable as follows:

Commencing December 1, 2000 and on the first day of each month through December 31, 2001, the sum of Twenty Four Thousand Ninety One and 67/100 ($24,091.67) Dollars.

Commencing January 1, 2002 and on the first day of each month through December 31, 2002, the sum of Twenty Five Thousand Eight Hundred Twelve and 50/100 ($25,812.50) Dollars.

In addition to the Base Rent and Additional Rent (as defined below), Subtenant shall pay all applicable state and local sales tax thereon. In the event this Lease commences on a date other than the first day of the month or terminates on a date other than the last day of the month, Subtenant shall be responsible for payment of a prorated portion of the monthly Base Rent divided by the number of days in the applicable calendar month.

     8. ADDITIONAL RENT. In addition to the Base Rent, Subtenant shall pay as additional rent (the "Additional Rent") during the Initial Term and Option Term if any, when and as due and payable by the Tenant under the Lease, Subtenant's proportionate share ("Subtenant's Share") of (i) increases in insurance premiums above the 1998 premium charge as provided by Paragraph 3 of the Lease, (ii) increases in Real Property Taxes above the 2000 amount as provided by Paragraph 3 of the Lease, and (iii) any other sums due under the Lease.

     9. PAYMENT OF RENT. The Base Rent and the Additional Rent shall be paid promptly when due, without notice or demand, and without deduction, abatement, counterclaim, or setoff of any amount or for any reason whatsoever, except as provided herein. Each installment of Base Rent and all payments of Additional Rent under this Sublease shall be paid by Subtenant directly to Sublandlord in lawful money of the United States to STS Corporation, 325 West 74th Place, Hialeah, FL 33014 or to such other address as Sublandlord may from time to time designate by notice to


                                       2

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Subtenant. Provided, however, in the event that Landlord notifies Subtenant that Sublandlord has failed to pay rent to the Landlord pursuant to the Lease, Subtenant may pay all Base Rent and Additional Rent directly to Landlord without liability to Sublandlord.

     10. SECURITY DEPOSIT. Subtenant, concurrently with the execution of this Sublease, has deposited with Sublandlord the sum of $52,000.00, the receipt of which is hereby acknowledged by Sublandlord, which sum shall be retained by Sublandlord as security for the payment by Subtenant of the rents agreed to be paid by Subtenant and for the faithful performance by Subtenant of the terms and covenants of this Sublease. Sublandlord, at Sublandlord's option, may at any time apply said sum or any part thereof toward the payment of the rents and all other sums payable by Subtenant under this Sublease, and towards the performance of each and every of Subtenant's covenants under this Sublease, but such covenants and Subtenant's liability under this Sublease including all cost for making necessary repairs to the subleased premises shall thereby be discharged only pro tanto; that Subtenant shall remain liable for any amounts that such sum shall be insufficient to pay; that Sublandlord may exhaust any or all rights and remedies against Subtenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Sublandlord so to do; that, in the event this deposit shall not be utilized for any such purposes, then such deposit shall be returned by Sublandlord to Subtenant within ten days after the expiration of the term of this Sublease. Sublandlord shall not be required to pay Subtenant any interest on said security deposit and may commingle it with other funds of Sublandlord. Subtenant shall have no right, title, or interest of any kind with respect to Sublandlord's security deposit described in the Lease.

     11. USE OF SUBLEASED PREMISES. The Subleased Premises shall be used only for fabrication and assembly of architectural systems for building construction related products and related uses. Subtenant shall comply with any certificate of occupancy related to the Subleased Premises and with all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, and with all requirements of Landlord's property and liability insurers, whether now or in the future in force, applicable to the Subleased Premises.

     12. INSURANCE. Subtenant shall maintain throughout the term of this Sublease with respect to the Subleased Premises such insurance as is required to be maintained by the Tenant under the Lease with respect to the Premises. Subtenant shall also procure hazard insurance covering the full replacement value of any leasehold improvements made by Sublandlord or Subtenant to the Subleased Premises. All insurance policies required under this Sublease shall name Landlord and Sublandlord as additional insureds, and evidence of same and the renewal of same shall be delivered to Landlord and Sublandlord in accordance with the provisions of the Lease.

     13. SERVICES. Subtenant shall not be entitled to any facilities or utility or other services with respect to the Subleased Premises except to the extent that the Lease may provide for same to be provided generally to the Premises. Subtenant shall be solely responsible for the payment of

                                    3

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electricity and all other utilities. Subtenant shall establish new accounts with all utilities in its own name. Subtenant shall indemnify and hold Sublandlord harmless in respect to all utility fees and liens (if any) incurred by Subtenant.

     14. MAINTENANCE. Subject to Sublandlord's obligations pursuant to Paragraph 31 below, Subtenant shall be responsible for maintaining and repairing the Subleased Premises, as well as all leasehold improvements within the Subleased Premises, in accordance with the provisions of the Lease concerning maintenance and repair of the Premises by the Tenant under the Lease. Except and subject to Sublandlord's obligations pursuant to Paragraph 31 below, Subtenant shall be required to maintain at its sole expense at all times during the term of this Sublease a maintenance contract on the HVAC systems serving the Subleased Premises with Classic Air or such other maintenance company as is satisfactory to Landlord in Landlord's sole discretion. Prior to the Commencement Date, Subtenant shall procure such maintenance contract and deliver a copy of same to Landlord.

     15. ALTERATIONS. Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation, or addition in or to the Subleased Premises without the prior written consent of Sublandlord and consent of Landlord in accordance with the Lease. Neither Sublandlord nor Subtenant shall make such alterations with respect to any utilities servicing any part of the Premises without the consent of Landlord as provided by the Lease.

     16. ENVIRONMENTAL. (a) Subtenant shall not use or suffer the Subleased Premises to be used in any manner so as to create an environmental violation or hazard, nor shall Subtenant cause or suffer to be caused any chemical contamination or discharge of a substance of any nature which is noxious, offensive or harmful or which under any law, rule or regulation of any governmental authority having jurisdiction constitutes a Hazardous Substance or Hazardous Waste. Subtenant shall also immediately notify Landlord and Sublandlord in writing of any environmental concerns relating to Hazardous Substances or Hazardous Waste. Subtenant shall also immediately notify Landlord and Sublandlord in writing of any environmental concerns of which Subtenant is or becomes aware and which are raised by any private party or government agency with regard to each of the Environmental Laws. Subtenant shall also notify Landlord and Sublandlord immediately of any spills or release of a Hazardous Substance or Hazardous Waste at the Subleased Premises and of any other hazardous substance or hazardous waste of which Subtenant becomes aware. Not in limitation of the generality of the foregoing, but as additional covenants, Subtenant specifically agrees that (i) Subtenant shall not generate, manufacture, refine, transport, treat, dispose of or otherwise deal with any Hazardous Substances or Hazardous Waste as now or hereafter defined by applicable law, and (ii) Subtenant shall defend, indemnify and hold Landlord and Sublandlord harmless against any liability, loss, cost or expense, including reasonable attorneys' fees and costs (whether or not legal action has been instituted) at investigative, trial and appellate levels incurred by reason of the existence arising out of Subtenant's activities (or the activities of those under Subtenant's control) of or any failure by Subtenant to comply with any environmental law now or hereafter in effect. For the purposes hereof, the phrase Hazardous Substance or Hazardous Waste includes but is not limited to, (i) materials defined as "hazardous waste" under the Federal Resource Conservation and Recovery Act and similar

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state laws, (ii) "hazardous substances" as identified under the Federal
Comprehensive Environmental Response, Compensation and Liability Act and as set forth in Title 40, Code of Federal Regulations, Part 302, as amended,
(iii) those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") and the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic, polluting or dangerous waste, substance or materials, as such lists are now or at any time hereafter in effect, (iv) asbestos and radon, (v) polychlorinated biphenyl's, (vi) petroleum products, (vii) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful or deleterious to human, plant or animal health or well being.

     (b) Subtenant shall fully cooperate in allowing, from time to time, such examinations, tests, inspections, and reviews of the Subleased Premises as Landlord or Sublandlord, each in its sole and absolute discretion, shall determine to be advisable in order to evaluate any potential environmental problems. Landlord and Sublandlord expressly reserve the right to conduct examinations, tests (including but not limited to a geohydrologic survey of soil and subsurface conditions), inspections, and reviews of the Subleased Premises as Landlord or Sublandlord, each in its sole and absolute discretion may determine to be necessary, but in a manner so as not to unreasonably interfere with Subtenant's conduct of business.

Notwithstanding anything herein to the contrary, Subtenant shall not be responsible for any pre-existing violation or contamination.

     (c) This Section shall survive termination of the Sublease.

     17. SUBORDINATION. This Sublease and the rights of Subtenant under this Sublease and otherwise with respect to the Subleased Premises are and shall at all times be subject and subordinate to the Lease and to any mortgage, deed of trust, lease, or other matter to which the Lease is or shall be subject and subordinate from time to time.

     18. INCORPORATION OF TERMS OF LEASE. Except for monetary covenants and obligations of Sublandlord set forth in the Lease or except for covenants or obligations inconsistent with the terms and conditions expressed in this Sublease, the terms, covenants, and conditions of the Lease are incorporated in this Sublease by reference and Subtenant shall be bound by each and every term of the Lease as they relate to the Subleased Premises, and as they relate to the balance of the Premises with respect to Subtenant's activities thereon. Subtenant shall not do any act, which shall constitute a breach of the Lease. If any of the express provisions of this Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

     19. JOINT AND SEVERAL LIABILITY. This Sublease shall in no way release Sublandlord from the full performance of all of the obligations of the Tenant under the Lease, including the payment of all rent and additional rent as provided by the Lease, except and only to the extent such obligations are actually performed by Subtenant. Sublandlord and Subtenant shall be jointly and severally liable to Landlord for the performance of the obligations of the Tenant under the Lease as they relate to the Subleased Premises (but Subtenant shall not be liable to any party for any liability or amount beyond those undertaken in this Sublease) and any additional obligations of Subtenant under this Sublease, and Landlord shall not be required to look first to either Sublandlord or Subtenant for such performance. Any notices of default under the Lease or other notices given by Landlord under the Lease shall be sent both to Sublandlord (in accordance with the notice provisions of the Lease) and to Subtenant (in accordance with the notice provisions of this Sublease).

     20. LANDLORD'S RIGHTS AND REMEDIES. Nothing in this Sublease shall be deemed to diminish or derogate from any of Landlord's rights and remedies provided by the Lease or any of the Tenant's obligations under the Lease, or extend or modify in any way any times for performance (including cure periods, if any) of the Tenant's obligations under the Lease. To the extent that this Sublease creates any additional rights or remedies of Landlord, Landlord shall be deemed a third-party beneficiary of this Sublease.

          The following acts shall constitute events of default under this Sublease Agreement:

     (a) Subtenant's failure to pay any installment of rent or other Subtenant payment due under this agreement within the time frames provided in Paragraph 2 of the Lease.

     (b) Subtenant's failure to comply with any other obligation under this Sublease Agreement, subject to the notice and cure rights described in the Lease.

     In the event of any default by Subtenant, Sublandlord shall have the right to remove Subtenant from the Sublease Premises through summary eviction proceedings and to recover damages for all past due rents, plus future installments of rent for the balance of the sublease term which sum shall become immediately accelerated and due to Sublandlord, but subject to Sublandlord's duty to mitigate damages.

     21. NO PRIVITY OF ESTATE. Nothing contained in this Sublease shall be construed to create privity of estate between Subtenant and Landlord under the Lease. This Sublease shall for all purposes be deemed a sublease and not an assignment or transfer of the Lease.

     22. NOTICES. All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other under this Sublease shall be in writing and shall be sent by United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid or by a courier or recognized overnight delivery service to the other party at the addresses set forth below.

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

                 SUBLANDLORD:    STS Corporation
                                 325 West 74th Place
                                 Hialeah, Florida 33014

                 SUBTENANT:      Flour City Architectural Metals Mfg. Co., Inc.
                                 1044 Fordtown Road
                                 Kingsport, TN 37663
                                 Attention: President


     23. BROKERAGE. Both Sublandlord and Subtenant represent that except for The Fiur Organization, Inc., and Schoenfeld Realty, Inc., no broker, salesman, or finder, or other person had any part, or was instrumental in any way, in bringing about this Sublease. If a claim for brokerage in connection with this Sublease is made by any broker, salesman, or finder other than the above-named broker claiming to have dealt through or on behalf of one of the parties (the "indemnitor"), the indemnitor agrees to indemnify, defend and hold harmless the other party and Landlord under the Lease (jointly, the "indemnitees") from and against any claims made by any broker or other person for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' fees) in connection with such claims. Sublandlord shall pay commissions to the above-named brokers pursuant to the terms of separate written agreements.

     24. COMPLETE AGREEMENT. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties related to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties and consented to in writing by Landlord. This Sublease may be executed in any number of counterparts, including facsimile counterparts, each of which shall be deemed an original document.

     25. BINDING EFFECT. The provisions of this Sublease shall extend to, bind, and inure to the benefit of, Sublandlord and Subtenant and their respective legal representatives, successors, and permitted assigns. Neither Sublandlord nor Subtenant shall assign all or any part of this Sublease without the consent of the other and without Landlord's consent, which shall not be unreasonably withheld or delayed. Subtenant shall not further sublet the Subleased Premises or otherwise permit any other party to occupy the Subleased Premises without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. This Sublease shall have no effect until Landlord shall have given its written consent to this Sublease in accordance with the terms of the Lease.

     26. SURVIVAL. Sublandlord's and Subtenant's obligations to observe and perform the terms, covenants, conditions and agreements in this Sublease shall survive the expiration or sooner termination of this Sublease.

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     27.  ATTORNEYS' FEES.  In the event that any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Sublease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

     28. TIME OF THE ESSENCE. Time shall be of the essence as to all terms and conditions of this Sublease.

     29. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     30. BROOMSWEPT CLAUSE. Sublandlord agrees to deliver the premises in a broomswept condition with all electrical, plumbing, mechanical, air conditioning, lighting, dock levelers and overhead doors in good working order prior to the commencement of this Sublease and it shall be the Subtenant's responsibility to maintain same thereafter.

     31. SUBLANDLORD WORK. Sublandlord agrees to do the following work at its sole cost and expense and will have all work completed within 4 weeks from the date all parties have signed this Sublease. In the event the work is not completed within said 4 weeks then there will be a complete abatement of the rent until all work is completed:

     1.  Air clean ceilings, walls and columns.
     2.  Pressure clean floors.
     3. Remove all fencing except at electric service and all rooms except for the original offices and all bathrooms.
     4. There are 6 potential openings in the original east wall of the warehouse - open #2, 4, 5, 6 from south to north to full height and width.
     5.  Remove all vertical drops except for air lines.
     6.  Paint all warehouse and office bathrooms.
     7.  Fill in all floor grates with concrete.
     8. Sublandlord shall deliver all HVAC units, fans, fire sprinklers, lighting of all kinds, bathroom fixtures, electrical plumbing, dock levelers, overhead doors, outlets, and air (as disconnected) drops in "good working order".

     Subtenant's possession of the Premises for a period of thirty (30) days shall constitute Subtenant's acknowledge that steps 1 through 8 above have been satisfactorily completed, unless Subtenant notices Sublandlord to the contrary in writing before expiration of the thirty (30) day period.

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     32.  WAIVER OF JURY TRIAL.  SUBTENANT AND SUBLANDLORD HEREBY KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUBLEASE, THE LEASE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUBLANDLORD ENTERING INTO THIS SUBLEASE WITH SUBTENANT.

IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Sublease at Miami, Florida on the day and year first above written.

                                            SUBLANDLORD:
Witnesses to Sublandlord:
                                            By: /s/ Marty Tacher 12/9/00
--------------------------------               --------------------------------
/s/ David Kraizarw                          Print Name: Marty Tacher
--------------------------------                        -----------------------


                                            SUBTENANT:
Witnesses to Subtenant:
/s/ Sandra Rochester                       By: /s/ Edward M. Boyle, III
--------------------------------               --------------------------------
My commission expires April 30, 2003       Print Name: Edward M. Boyle, III
--------------------------------                       ------------------------

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

                              CONSENT OF LANDLORD

     A. WARECO ENTERPRISES, INC., as Landlord ("Landlord"), and STS CORPORATION, as Tenant ("Sublandlord"), have entered into that certain Warehouse Lease dated December 23, 1998 (the "Master Lease"), whereby Landlord leased to Sublandlord and Sublandlord leased from Landlord the property more particularly described therein.

     Pursuant to the provisions of the Lease, WARECO ENTERPRISES, INC., hereby consents to the terms and conditions of that Sublease between STS CORPORATION, and FLOUR CITY ARCHITECTURAL METALS MANUFACTURING CO., dated November 13, 2000 ''Sublease""; provided, however, that nothing contained in the Sublease shall be deemed to release Sublandlord in any way from the full performance of all of the obligations of the Tenant under the Lease, nor shall Landlord's consent constitute a waiver of any condition or covenant contained in the Lease, including, but not limited to, the right of Landlord to require any subsequent assignee, transferee, or sublessee to satisfy the requirements contained in the Lease as a condition to any assignment, transfer, or sublease.

                                           LANDLORD:
Witnesses to Landlord:
/s/ Marty Tacher                           By: /s/ David Kraizarw
--------------------------------               --------------------------------
                                           Print Name: David Kraizarw
--------------------------------                       ------------------------

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